EXHIBIT 10.11

                            STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 5th day of May, 2003 by and among Molichem Medicines, Inc., a Delaware corporation with its principal place of business at 100 Europa Drive, Suite 421, Chapel Hill, North Carolina 27517 ("MMI"); Gilles Cloutier with an address at 100 Chestnut Road, Chapel Hill, North Carolina 27514 ("Cloutier"); and the Purchasers listed on Schedule A attached hereto and made a part hereof (singly and collectively referred to herein as the "Purchasers")

                                    PREAMBLE

            WHEREAS, MMI, through its operating subsidiary Molichem R&D Inc. ("MRD") is engaged in the discovery, development and marketing of pharmaceutical products for the treatment of serious respiratory and related conditions; and

            WHEREAS, MMI has been unable to adequately fund and complete the development of its proposed products; and

            WHEREAS, MMI has had no operating revenues from the sale of its products since inception, has incurred substantial losses from operations and anticipates that operating losses will continue and could increase until such time, if ever, that its compounds are developed, approved, and successfully marketed; and

            WHEREAS, all of MRD's issued and outstanding shares of capital stock are owned by MMI (the "MRD Shares");

            WHEREAS, the Purchasers have delivered $100,000 in escrow with MMI's corporate and securities counsel to fund certain expenses relating to the corporate reorganization of MMI which will, among other things, involve the sale of MRD; and

            WHEREAS, MMI has agreed to issue an aggregate of five million, five hundred thousand (5,500,000) shares of its restricted common stock to the Purchasers in consideration thereof in accordance with the terms and conditions of this agreement.

            NOW, THEREFORE, in consideration of the premises, and of the promises, covenants and conditions contained herein, the parties intending to be legally bound, hereby agree as follows:

                                   WITNESSETH:

                                    ARTICLE 1

                                     CLOSING

            The issuance of the MMI Shares shall take place at the offices of Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, New York 10017, or such other place as the parties may mutually agree (the "Closing"). The Closing shall take place upon the execution of this Agreement or as soon thereafter as is practicable. The date on which the Closing occurs is referred to herein at the Closing Date. At the Closing:

            (a) Gilles Cloutier shall be appointed as sole officer of MMI in conjunction with the resignations of Luis Molina as president/CEO and Richard Martin as CFO. Mr. Cloutier shall assume the positions of MMI's president, secretary, treasurer, and chief executive, financial, and accounting officer. Gilles Cloutier shall also be appointed to the MMI board, which upon effectiveness of such appointment will consist of Luis Molina, Ronald Keeney and Gilles Cloutier.

            (b) An aggregate of 5,500,000 shares (the "Funding Shares") of MMI restricted common stock shall be issued to the Purchasers in consideration of their $100,000 funding of MMI's reorganization. The Funding Shares shall have anti-dilution rights with respect to any reverse stock splits or recapitalizations effected by MMI within one year of this Agreement. In the event any reverse stock splits or recapitalizations are effected by MMI within such one year period, the Funding Shares will not be reduced in number by more than 50%, such that at the end of the one year period, the number of Funding Shares outstanding shall not have been reduced to less than 2,750,000.

                                    ARTICLE 2

                           EXEMPTION FROM REGISTRATION

            (a)  The  Purchasers   hereby  represent,   warrant,   covenant  and
acknowledge that:

                        (1) The Funding  Shares are being issued to them without
            registration under the provisions of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to the exemption provided pursuant to Sections 4(2) thereof;

                        (2) The  Purchasers are acquiring the Funding Shares for
            investment purposes only, and not with a view to further sale or distribution.

                                    ARTICLE 3
                REPRESENTATIONS, WARRANTIES AND COVENANTS OF MMI

            MMI hereby represents, warrants and covenants to Cloutier and the Purchasers as follows:

            (a) MMI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the legal capacity and all necessary corporate authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby;

            (b) As soon as practicable following the Closing, MMI shall transfer and assign all of its assets and liabilities to MRD, at which time MRD shall have good and marketable title to all of its assets free and clear of all liens, claims, charges, and any other encumbrances.

            (c)  At  the  Closing,   MMI  and  MRD  shall  have  no  outstanding
subscriptions, options, warrants, or other convertible securities that could result in an obligation to issue additional capital stock of MMI or MRD except as otherwise set forth in Schedule 3(c);

            (d) This Agreement has been duly authorized, executed and delivered by MMI and constitutes a legal, valid and binding obligation of MMI, enforceable against MMI in accordance with its terms;

            (e) There is no litigation or proceeding pending or, to the best knowledge of MMI threatened, against MRD or MMI or the properties of MRD or MMI;

            (f) MMI and MRD have filed (except for 2002 tax returns for which extension requests have been filed) with the appropriate governmental agencies all tax returns and tax reports required to be filed; all Federal, state and local income, franchise, sales, use, occupation or other taxes due have been fully paid or adequately reserved for; and MMI or MRD is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessments been asserted against MMI or MRD;

            (g) There are presently no contingent liabilities, factual circumstances, contractually assumed obligations or unasserted possible claims which are known to MMI, which might result in a material adverse change in the future financial condition or operations of MMI;

            (h) Immediately prior to Closing, there will be 18,679,287 shares of MMI common stock issued and outstanding.

                                    ARTICLE 4
          REPRESENTATIONS, WARRANTIES AND COVENANTS OF CLOUTIER AND THE
                                   PURCHASERS

            Cloutier and the Purchasers hereby represent and warrant to MMI as follows:

            (a) They have all necessary authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby;

            (b) This Agreement constitutes a legal, valid and binding obligation of each of Cloutier and the Purchasers, enforceable against Cloutier and the Purchasers in accordance with its terms;

                                    ARTICLE 5
                                     NOTICE

            All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when received if sent by fax or overnight courier, and if mailed shall be deemed to have been given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            To Cloutier and/or         Gilles Cloutier
            the Purchasers             100 Chestnut Road
                                       Chapel Hill, North Carolina 27514
                                       Telephone: (919) 942-4245
                                       Facsimile:  (919) 933-0664
            with a copy to:            Kaplan Gottbetter & Levenson, LLP
                                       630 Third Avenue
                                       New York, NY 10017
                                       Attention: Adam S. Gottbetter

            To MMI:                    c/o Dr. Luis Molina
                                       100 Europa Drive, Suite 421
                                       Chapel Hill, North Carolina 27517
                                       Telephone: (919) 960-0217
                                       Facsimile:  (919) 929-3447

                                    ARTICLE 6
                                  MISCELLANEOUS

            (a) Each of MMI, Cloutier and the Purchasers agrees to take such actions as are reasonably necessary to carry out the intentions of the parties under this Agreement, including but not limited to the prompt execution and delivery of any documents reasonably necessary to carry out and perform the terms or intention of this Agreement.

            (b) Certain costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid from an escrow account held by Kaplan Gottbetter & Levenson, LLP, as previously agreed.

            (c) This Agreement  shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws of principles and each party hereby agrees that all performances due and transactions undertaken pursuant to this Agreement shall be deemed to be due or have occurred in New York, and the exclusive venue and place of jurisdiction for any litigation arising from or related to this Agreement shall be the state or federal courts located in the State and County of New York.

            (d) The headings used in this Agreement are for convenience only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

            (e) This Agreement may be executed in one or more counterparts which when taken together shall constitute one agreement.

            (f) This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provisions hereof be enforced by any other person, firm or entity.

            (g) This Agreement may be amended, modified and supplemented in writing only by the mutual consent of the parties hereto.

            (h) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, and any attempts to do so without the consent of the other parties shall be void and of no effect.

            (i) In the event any party breaches the terms of this Agreement, the non-breaching parties shall be entitled to the recovery of their attorney's fees and other professional costs and fees incurred in enforcing their rights hereunder.

            (j) This writing constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter contained herein. Neither party is relying on any representation or statement not contained in this writing. This Agreement supercedes and cancels any prior agreements relating to the subject matter contained herein.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

MOLICHEM MEDICINES, INC.                          THE PURCHASERS:

By:  /S/ LUIS MOLINA                              /S/ JEAN GUY LAMBERT

        Name:   Luis Molina, PhD.                 Jean Guy Lambert
        Title:     President

                                                  GROUP INTERCAPITAL, INC.

        /S/ GILLES CLOUTIER                 By:   /S/ CLAUDE GENDRON
        ----------------------------              ------------------------
        Gilles Cloutier                     Claude Gendron, President

                                                  GESTION CM 2000 INC.

                                            By:   /S/ CHANTAL LAMBERT

                                                  Chantal Lambert, President

                                                  /S/ DAVID LAMBERT

                                                  David Lambert

                                                  /S/ CHANTAL LAMBERT

                                                  Chantal Lambert

                                   SCHEDULE A

NAME                                     NUMBER OF FUNDING SHARES
-------------------------------------    -----------------------------
Gestion CM 2000, Inc.                    500,000
c/o Jean Guy Lambert
1801 McGill College Avenue Suite 1260
Montreal, Quebec H3A 2N4

David Lambert                            500,000
26 Brendan Road
East York, Toronto M4G 2X1

Chantal Lambert                          500,000
600 Du Muscadet
Rosemere, Quebec J7A 4W8

Jean Guy Lambert                         1,250,000
1801 McGill College Avenue
Suite 1260
Montreal, Quebec H3A 2N4

Group Intercapital, Inc.                 2,750,000
300 St. Sacrement Street
Suite 414
Montreal, Quebec H24 1X4

TOTAL                                    5,500,000

                                  SCHEDULE 3(C)

  LIST OF MOLICHEM MEDICINES, INC. OUTSTANDING SUBSCRIPTIONS, OPTIONS, WARRANTS
                   OR OTHER CONVERTIBLE SECURITIES AT CLOSING

STOCK OPTIONS:
NAME                        NUMBER OF OPTIONS            EXERCISE PRICE         EXERCISE PERIOD
----                        -----------------            --------------         ---------------
Luis Molina                 220,000                      $1.50                  Through 1/29/11
Gilles Cloutier             550,000                      $1.50                  Through 1/18/06 (200,000); Through
                                                                                6/21/11 (350,000)
Jacques Gagne               100,000                      $1.50                  Through 1/18/06
Terry Williams              214,445                      $1.50                  Through 1/29/11
Ron Keeney                  161,805                      $.01 (20,138);         Through 9/9/07 (20,138); Through
                                                         $1.50 (141,667)        1/18/06 (100,000); Through 9/16/11
                                                                                (41,667)
Vatche Tchakamakian         150,000                      $1.50                  Through 1/18/06
Jean Guy Lambert            100,000                      $1.50                  Through 1/18/06
Claude Gendron              100,000                      $1.50                  Through 1/18/06
Richard Franco              20,864                       $.01                   Through 9/9/07
Richard Martin              20,000                       $3.50                  Through 6/30/05
John Dilberger              49,382                       $.01                   Through 9/9/07
F. Ronald Stanton           30,864                       $.01                   Through 9/9/07
Read McNamara               28,000                       $1.50                  Through 1/18/06
Caroline Rockafellow        10,000                       $1.50                  Through 6/26/11
Paul Mahon                  10,000                       $1.50                  Through 6/26/11
Mary Jane Swing             2,500                        $3.50                  Through 6/20/11
                            ---------------------
TOTAL                       1,767,860

     LIST OF MOLICHEM R&D, INC. OUTSTANDING SUBSCRIPTIONS, OPTIONS, WARRANTS
                   OR OTHER CONVERTIBLE SECURITIES AT CLOSING

                                      None.